CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 14, 2012 with respect to the financial statements and financial highlights of the Madison Mosaic Government Money Market appearing in the September 30, 2012 Annual Report to Shareholders on Form N-CSR of Madison Mosaic Government Money Market Trust which are incorporated by reference in this Post-Effective Amendment No. 39 to the Registration Statement No. 2-63713 on Form N-1A (the Registration Statement). We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions, “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm” in “Other Service Providers”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
January 31, 2013